UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

M&T Bank Corporation	M&T Capital Trust IV
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

NEW YORK (State or other jurisdiction of incorporation or organization of registrant)	DELAWARE (State or other jurisdiction of incorporation or organization of registrant)

16-0968385
(I.R.S. Employer Identification No.)

ONE M&T PLAZA
BUFFALO, NEW YORK 14203
(716) 842-5445
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)	13-7379185
(I.R.S. Employer Identification No.)
c/o M&T BANK CORPORATION
ONE M&T PLAZA
BUFFALO, NEW YORK 14203
(716) 842-5445
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
MARK W. YONKMAN, ESQ.
SENIOR VICE PRESIDENT AND GENERAL COUNSEL
M&T BANK CORPORATION
ONE M&T PLAZA
BUFFALO, NEW YORK 14203
(716) 842-5445
(Name, address, including zip code, and telephone number, including area code, of agent for service of each registrant)
With copies to:
Kenneth L. Bachman, Jr.
Cleary Gottlieb Steen & Hamilton LLP
2000 Pennsylvania Avenue, NW
Washington, D.C. 20006
(202) 974-1500

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-122147, 333-122147-03 (If applicable)
     Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

8.500% Enhanced Trust Preferred Securities (Enhanced TruPS®)	New York Stock Exchange, Inc.
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.   Description of the Registrant’s Securities to be Registered.
     For a description of the securities to be registered hereunder, reference is made to the information that appears under the headings (i) “Description of the Capital Securities”, “Description of the Junior Subordinated Debentures”, and “Relationship Among Capital Securities, Junior Subordinated Debentures and Guarantee” in the prospectus supplement that was filed on January 28, 2008 by the Registrants pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and which is incorporated herein by reference and (ii) “Capital Securities and Related Instruments”, “Junior Subordinated Debentures” and “Guarantees” in the Prospectus included in the Registration Statement on Form S-3 (Registration Statement No. 333-122147) of M&T Bank Corporation, M&T Capital Trust IV, M&T Capital Trust V, and M&T Capital Trust VI and which is incorporated herein by reference.
Item 2.   Exhibits.

4.1	Junior Subordinated Indenture dated January 31, 2008 between M&T Bank Corporation and The Bank of New York as Trustee (incorporated by reference to Exhibit 4.1 to M&T’s Current Report on Form 8-K filed with the SEC on February 1, 2008).

4.2	First Supplemental Indenture dated January 31, 2008 between M&T Bank Corporation and The Bank of New York as Trustee (incorporated by reference to Exhibit 4.2 to M&T’s Current Report on Form 8-K filed with the SEC on February 1, 2008).

4.3	Amended and Restated Trust Agreement of M&T Capital Trust IV dated January 31, 2008 between M&T Bank Corporation as Depositor, The Bank of New York as Property Trustee, BNYM (Delaware) as Delaware Trustee and the Administrators named therein (incorporated by reference to Exhibit 4.3 to M&T’s Current Report on Form 8-K filed with the SEC on February 1, 2008).

4.4	Form of Capital Securities Certificate for M&T Capital Trust IV (included in Exhibit 4.3).

4.5	Guarantee Agreement dated January 31, 2008 between M&T Bank Corporation and The Bank of New York as Guarantee Trustee (incorporated by reference to Exhibit 4.4 to M&T’s Current Report on Form 8-K filed with the SEC on February 1, 2008).

4.6	Certificate of Trust of M&T Capital Trust IV (incorporated by reference to Exhibit 4.H to M&T’s Registration Statement on Form S-3 (No. 333-122147)).

SIGNATURE
     Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
Date: February 1, 2008

M&T BANK CORPORATION
By:	/s/ René F. Jones
	Name:	René F. Jones
	Title:	Executive Vice President and Chief Financial Officer

M&T CAPITAL TRUST IV
By:	/s/ Brian R. Yoshida
	Name:	Brian R. Yoshida
	Title:	Administrator

Index to Exhibits

Exhibit No.	Exhibit
4.1	Junior Subordinated Indenture dated January 31, 2008 between M&T Bank Corporation and The Bank of New York as Trustee (incorporated by reference to Exhibit 4.1 to M&T’s Current Report on Form 8-K filed with the SEC on February 1, 2008).
4.2	First Supplemental Indenture dated January 31, 2008 between M&T Bank Corporation and The Bank of New York as Trustee (incorporated by reference to Exhibit 4.2 to M&T’s Current Report on Form 8-K filed with the SEC on February 1, 2008).
4.3	Amended and Restated Trust Agreement of M&T Capital Trust IV dated January 31, 2008 between M&T Bank Corporation as Depositor, The Bank of New York as Property Trustee, BNYM (Delaware) as Delaware Trustee and the Administrators named therein (incorporated by reference to Exhibit 4.3 to M&T’s Current Report on Form 8-K filed with the SEC on February 1, 2008).
4.4	Form of Capital Securities Certificate for M&T Capital Trust IV (included in Exhibit 4.3).
4.5	Guarantee Agreement dated January 31, 2008 between M&T Bank Corporation and The Bank of New York as Guarantee Trustee (incorporated by reference to Exhibit 4.4 to M&T’s Current Report on Form 8-K filed with the SEC on February 1, 2008).
4.6	Certificate of Trust of M&T Capital Trust IV (incorporated by reference to Exhibit 4.H to M&T’s Registration Statement on Form S-3 (No. 333-122147)).